UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020 (November 3, 2020)

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street New York, NY 10022
(Address of Principal Executive Offices)

(212) 810-5800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BKCC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On November 3, 2020, Gordon Brothers Finance Company (“GBFC”), a private commercial finance company majority owned by BlackRock Capital Investment Corporation (the “Company”), entered into a definitive agreement with Callodine Commercial Finance, Inc. (“Callodine”), whereby Callodine would acquire the loan portfolio and assume the employees and certain operating costs of GBFC (collectively, the “Transaction”). The Transaction was completed on November 3, 2020.
As a result of the Transaction, the Company received a partial repayment of $77.7 million on senior notes of GBFC (the “Senior Notes”) held by the Company. Prior to the partial repayment, the outstanding aggregate balance of the Senior Notes held by the Company was $130.7 million, which made GBFC our largest portfolio company. In connection with the Transaction, the Company funded $25 million in new senior secured notes issued by an affiliate of Callodine and will retain a $5.0 million investment made during the third quarter via a senior secured bank facility to Gordon Brothers Finance Company, LLC, a subsidiary of GBFC, which entity will be acquired by Callodine in the Transaction. The Company’s equity ownership of GBFC will be unaffected by the Transaction, and GBFC will retain certain assets in the Transaction, primarily consisting of (i) an “acquired portfolio” note in the notional amount of $40.0 million linked to the future performance of the loan portfolio assets acquired by Callodine, (ii) a warrant to purchase equity, issued by a borrower in GBFC’s pre-transaction loan portfolio, (iii) an earnout note issued by an affiliate of Callodine with a maximum capped payout, subject to future contingencies, of $15.0 million, (iv) any amounts to be released to GBFC from an indemnity escrow account in the amount of $5.0 million established in connection with the Transaction and (v) cash in the amount of $9.4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Capital Investment Corporation

Date: November 4, 2020	By:	/s/ Michael Pungello
	Name:	Michael Pungello
	Title:	Interim Chief Financial Officer and Interim Treasurer